UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2019 (June 6, 2019)

EDISON NATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 New Brunswick Avenue Phillipsburg, New Jersey	08865
(Address of principal executive offices)	(Zip Code)

(610) 829-1039

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EDNT	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2019, Philip Anderson transitioned from his position as Chief Financial Officer of Edison Nation, Inc. (the “Company”), to a position as the Company’s Chief Strategy Officer. Mr. Anderson’s change in roles was not the result of any disagreements between Mr. Anderson and the Company. As a result of Mr. Anderson’s appointment as Chief Strategy Officer, the Board of Directors of the Company (the “Board”) has selected Mr. Brett Vroman to serve as the Company’s Chief Financial Officer, effective as of June 7, 2019.

Brett Vroman

Brett Vroman, age 39, previously served as the Company’s Controller from May 2018 to May 2019. Prior to joining the Company, from October 2014 to May 2018, Mr. Vroman was Director of Financial Reporting at Avantor, Inc., a global manufacturer and distributor of high-quality products, services and solutions to customers and suppliers in the life science, advanced technology and applied materials industries. From March 2011 to October 2014, Mr. Vroman was employed as an Assurance Senior Manager at BDO USA, LLP, a public accounting, tax, consulting and business advisory firm and from December 2005 to February 2011, Mr. Vroman last held the position of Audit Manager at Smart and Associates, LLP, a business advisory and consulting firm. Mr. Vroman is a certified public accountant and holds a Bachelor of Science in Accounting from York College of Pennsylvania.

In his capacity as the Company’s Controller, Mr. Vroman had previously entered into an Employment Agreement with the Company on October 5, 2018 (the “Employment Agreement”). In order to reflect the change in position and responsibilities resulting from Mr. Vroman’s appointment as Chief Financial Officer, Mr. Vroman and the Company amended the Employment Agreement on June 7, 2019 (the “Amendment”).

The Employment Agreement provides for a term of 3 years terminable at will by either party, as well as an annual discretionary bonus of up to 50% of his base salary based on performance criteria determined by the Board. Mr. Vroman will also receive the normal benefits available to the Company’s executives. If Mr. Vroman’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Vroman as a result of a material breach by the Company, Mr. Vroman will be entitled to payment of an amount equal to 6 months of his base salary and continuation of benefits for 6 month following the termination. Mr. Vroman’s Employment Agreement also contains certain restrictive covenants, including indefinite confidentiality, a one year restriction from directly or indirectly owning or participating in a Competing Business (as defined in the Employment Agreement), and an 18-month restriction on solicitation of employees, customers, and suppliers of the Company.

The Amendment provides that Mr. Vroman’s base salary shall be increased to $200,000 for the remainder of the term of the Employment Agreement. Additionally, Mr. Vroman has agreed to surrender certain Stock Options (defined under the Employment Agreement) previously awarded in exchange for 50,000 Restricted Stock Units (“RSUs”) under the Edison Nation, Inc. Omnibus Incentive Plan (the “Incentive Plan”). The RSUs will become vested upon Mr. Vroman’s completion of his consulting services specified in the Amendment or, if sooner, upon a change in control of the Company (as described in the Incentive Plan) or Mr. Vroman’s death. The RSUs will be subject to the further terms of the Incentive Plan.

Philip Anderson

As a result of Mr. Anderson’s transition in roles at the Company, the Company and Mr. Anderson entered into that certain Separation and Release Agreement, dated June 7, 2019 (the “Anderson Agreement”), pursuant to which Mr. Anderson’s underlying employment agreement for services as Chief Financial Officer was terminated and he was provided certain benefits including, but not limited to, his base salary through June 7, 2019 as well as any unused paid time off accrued though the June 7, 2019. Further, Mr. Anderson will surrender all stock options awarded to him in exchange for an award of 100,000 RSUs under the Incentive Plan, which surrender will be effective on the date that the Company has taken all appropriate action to issue the RSUs. Upon vesting, the RSUs will be paid to Mr. Anderson in the form of restricted shares of the Company’s common stock. The RSUs will become vested upon Mr. Anderson’s completion of his services as Chief Strategy Officer as specified in the Anderson Agreement or, if sooner, upon a change in control of the Company (as described in the Incentive Plan) or Mr. Anderson’s death. The RSUs will be subject to the further terms of the Incentive Plan. Further, Mr. Anderson has agreed to release and discharge the Company its affiliates, subsidiaries and owners, and each and every one of their former or current directors, shareholders, officers, employees, members, agents, successors, predecessors, subsidiaries, affiliates, assignees and attorneys of and from all actions, causes of action, claims or complaints, known or unknown, in law or equity arising from his employment. Further, Mr. Anderson has agreed to certain one-year non-solicitation restrictions.

The foregoing descriptions are qualified in their entirety by reference to the specific terms of the Employment Agreement, Amendment, and Anderson Agreement, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and are incorporated by reference in their entirety.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 6, 2019, the Company held its 2019 annual meeting of stockholders (the “2019 Annual Meeting”). At the 2019 Annual Meeting, the Company’s stockholders (i) elected five (5) directors, and (ii) ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (the “Proposals”). The Proposals presented at the 2019 Annual Meeting are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the United States Securities and Exchange Commission on April 30, 2019 (the “Proxy Statement”). Holders of 3,048,555 shares of the Company’s common stock, or approximately 53.55% of the 5,692,930 shares of common stock that were issued and outstanding and entitled to vote as of May 23, 2019, the record date, were present in person or represented by proxy at the 2019 Annual Meeting.

The following are the final voting results on the Proposals presented to the Company’s stockholders at the 2019 Annual Meeting.

Proposal 1:	Election of Directors

The Company’s stockholders elected by the following vote each of the five (5) director nominees nominated by the board of directors to serve as directors until the 2020 annual meeting of stockholders and until their successors have been duly elected and qualified:

Director	For	Against	Abstain/Withheld	Broker Non-Votes
Christopher B. Ferguson	3,046,032	0	2,523	0
Louis Foreman	3,045,632	400	2,523	0
Frank Jennings	3,046,032	0	2,523	0
John Marchese	3,044,625	0	3,930	0
Kevin O’Donnell	3,046,032	0	2,523	0

Proposal 2:	Ratification of Marcum LLP as the Company’s Independent Registered Public Accounting Firm

The Company’s stockholders ratified the Audit Committee’s appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The table below sets forth the voting results for Proposal 2:

For	Against	Abstain	Broker Non-Votes
2,977,330	70,375	850	0

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between the Company and Brett Vroman, dated October 5, 2018
10.2	Amendment to Employment Agreement between the Company and Brett Vroman, dated June 7, 2019
10.3	Separation Agreement and Release between the Company and Philip Anderson, dated June 7, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON NATION, INC.

Date: June 11, 2019	By:	/s/ Christopher B. Ferguson
Christopher B. Ferguson
Chief Executive Officer